Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT AND GUARANTY AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT AND GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is made as of January 15, 2026, by and between NEURONETICS, INC., as the Borrower (the “Borrower”), and PERCEPTIVE CREDIT HOLDINGS IV, LP, in its capacities as (i) administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) and (ii) the Majority Lender.

RECITALS

WHEREAS, reference is made to (i) that certain Credit Agreement and Guaranty, dated as of July 25, 2024 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended or otherwise modified pursuant to this Amendment and as it may be further amended, supplemented or otherwise modified from time to time hereafter, being the “Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (ii) that certain Security Agreement, dated as of July 25, 2024 (as amended supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”; the Existing Security Agreement, as amended pursuant to this Amendment, being the “Security Agreement”) by and among the Borrower, certain subsidiaries of the Borrower from time to time party thereto and the Administrative Agent; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Majority Lender make certain amendments to the Existing Credit Agreement and the Existing Security Agreement, and the Administrative Agent and the Majority Lender are willing to do so subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSENT, WAIVER AND AMENDMENT

SECTION 1.01. Defined Terms. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Amendment (including the preambles and recitals hereto and hereof) shall have the meanings ascribed to such terms in the Existing Credit Agreement.

SECTION 1.02. Amendments to the Existing Credit Agreement. Effective as of the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended as set forth below:

(a) The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in their respective alphabetically correct places:

“Amendment No. 4” means Amendment No. 4 to Credit Agreement and Guaranty, dated as of the Amendment No. 4 Effective Date, by and among the Borrower, the Administrative Agent and the Majority Lender.

“Amendment No. 4 Effective Date” means January 15, 2026.

“Excluded Accounts” means (a) any bank or deposit account which the average daily balance does not exceed $300,000 with respect to any individual account or, when taken together with all other such accounts under this definition, does not exceed $1,000,000 in the aggregate; (b) any deposit account established solely for the purpose of funding payroll, payroll taxes, and other employee compensation or benefits; and (c) any deposit account maintained by an Obligor pursuant to an escrow arrangement for the benefit of one or more third parties (other than any Affiliate of the Borrower) in connection with Permitted Acquisitions.

“Immaterial Subsidiary” means, as of any date of determination, any direct or indirect Subsidiary of the Borrower (i) the unconsolidated assets of which does not exceed Five Million Dollars ($5,000,000) as set forth in the financial statements most recently delivered pursuant to Sections 8.01(a) or 8.01(b), as applicable, and (ii) the unconsolidated revenues of which does not exceed Five Million Dollars ($5,000,000) as set forth in the financial statements most recently delivered pursuant to Sections 8.01(a) or 8.01(b), as applicable; provided that no direct or indirect Subsidiary of the Borrower shall qualify as an Immaterial Subsidiary if the assets or revenue of such Subsidiary, when taken together with the consolidated assets or consolidated revenue of all then existing Immaterial Subsidiaries, exceeds (in either case) Ten Million Dollars ($10,000,000) as set forth in the financial statements most recently delivered pursuant to Sections 8.01(a) or 8.01(b), as applicable.

(b) The following defined term set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Controlled Account” has the meaning set forth in Section 8.15(a).

“Subsidiary Guarantor” means each direct or indirect Subsidiary of the Borrower that is not an Immaterial Subsidiary, including each such Subsidiary identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each direct or indirect Subsidiary of the Borrower (other than any Immaterial Subsidiary) that becomes, or is required to become, a “Subsidiary Guarantor” after the Closing Date pursuant to Section 8.11(a).

(c) Section 7.12(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Set forth on Schedule 7.12(a) is a complete and correct list of all direct and indirect Subsidiaries of the Borrower. Each Subsidiary designated with an asterisk on such Schedule 7.12(a) qualifies as an Immaterial Subsidiary, and each other Subsidiary listed on such Schedule is a Subsidiary Guarantor. Each Subsidiary listed on such Schedule 7.12(a) is duly organized and validly existing under the jurisdiction of its organization shown in Schedule 7.12(a), and the percentage ownership by the Borrower (or any of its Subsidiaries) of each such Subsidiary is as shown in Schedule 7.12(a).

(d) Section 8.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Subsidiary Guarantors. The Borrower shall take such action from time to time as shall be necessary to ensure that each of its direct and indirect Subsidiaries (other than Immaterial Subsidiaries) will be and will remain an Obligor and Subsidiary Guarantor hereunder (except as otherwise permitted by Section 9.03). Each newly created or newly acquired direct or indirect Subsidiary will, within ten (10) Business Days of becoming a Subsidiary or ceasing to qualify as an Immaterial Subsidiary, become an “Obligor” and a “Subsidiary Guarantor” pursuant to this Section 8.11. Without limiting the generality of the foregoing, if the Borrower or any of its Subsidiaries forms or acquires any new Subsidiary (other than any Immaterial Subsidiary) or if any Subsidiary ceases to qualify as an Immaterial Subsidiary, then the Borrower shall (unless otherwise agreed by the Administrative Agent in its sole discretion), within ten (10) Business Days of such event:

(i) cause such Subsidiary to become an “Obligor” and a “Subsidiary Guarantor” hereunder, a “Grantor” (or the equivalent thereof) under the applicable Security Document, and a “Subsidiary Party” under the Intercompany Subordination Agreement;

(ii) take such action or cause such Subsidiary to take such action (including joining the Security Agreement or the applicable Security Documents and delivering certificated Equity Interests together with undated transfer powers executed in blank, applicable control agreements, and other instruments) as shall be deemed reasonably necessary or desirable by the Administrative Agent to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary or such Subsidiary ceasing to qualify as an Immaterial Subsidiary as collateral security for the Obligations hereunder;

(iii) cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued Equity Interests of such Subsidiary for the purpose of creating and perfecting, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority Lien on such Equity Interests; and

(iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel (if reasonably requested by the Administrative Agent) and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Administrative Agent shall have reasonably requested.

(e) Section 8.15(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)

Other than with respect to any Excluded Accounts, maintain at all times all Deposit Accounts, Securities Accounts, Commodity Accounts, lockboxes and similar accounts held by the Borrower and each Subsidiary Guarantor with a bank or financial institution that has executed and delivered to the Administrative Agent an Account Control Agreement in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent (each such Deposit Account, Securities Account, Commodity Account, lockbox or similar account, a “Controlled Account”); provided that if at any time any deposit or bank account held by an Immaterial Subsidiary causes the aggregate dollar amount of deposit and bank accounts held by all Immaterial Subsidiaries to exceed the aggregate dollar threshold in clause (a) of the definition of “Excluded Accounts”, such Immaterial Subsidiary shall enter into an agreement pledging a security interest in such account to the Administrative Agent and an Account Control Agreement in favor of the Administrative Agent, both in form and substance satisfactory to the Administrative Agent;

(f) Section 9.03(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) (i) the merger, amalgamation or consolidation of any Subsidiary with or into any Obligor and (ii) the liquidation or dissolution of any Immaterial Subsidiary into an Obligor; provided that with respect to any such transaction involving the Borrower, the Borrower shall be the surviving or successor entity of such transaction, and with respect any transaction involving any other Obligor and a Subsidiary that is not an Obligor, the Obligor shall be the surviving or successor entity of such transaction;

SECTION 1.03. Amendments to the Existing Security Agreement. Effective as of the Amendment No. 4 Effective Date, the Existing Security Agreement is hereby amended as set forth below:

(a) Section 5(j) of the Existing Security Agreement is hereby amended and restated in its entirety to read as follows:

(j) Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises such Collateral is maintained with a fair market value in excess of $250,000 individually or $500,000 in the aggregate for all such premises (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.04. No Other Waivers, Amendments or other Modifications Implied or Intended. Except as set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Secured Party under the Existing Credit Agreement, the Credit Agreement or any other Loan Document, or alter, modify, supplement, amend or in any way affect any of the terms, obligations or covenants contained in the Existing Credit Agreement, the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of any Secured Party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Existing Credit Agreement, the Credit Agreement or any other Loan Document.

ARTICLE II

CONDITIONS PRECEDENT

SECTION 2.01. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the prior or simultaneous satisfaction (or waiver thereof by the Administrative Agent) of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date upon which all such conditions are satisfied or waived being the “Amendment No. 4 Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent and each of the Lenders party hereto.

(b) Secretary’s Certificate, Etc. Unless the Borrower certifies to the Administrative Agent that the certificates and other documents delivered pursuant to Section 6.01(a) of the Existing Credit Agreement on the Amendment No. 2 Effective Date remain in full force and effect (without any amendment, modification, rescission, revision, repeal or supplementation since the Amendment No. 3 Effective Date) as of the Amendment No. 4 Effective Date and may be relied upon by the Secured Parties as of such date, the Borrower shall deliver updated certificates and other documents equivalent to those delivered on the Amendment No. 2 Effective Date pursuant to Section 6.01(a) of the Existing Credit Agreement, in each case effective as of (and true and correct as of) the Amendment No. 4 Effective Date and reasonably satisfactory to the Administrative Agent.

(c) Supplemental Schedule. The Borrower shall deliver to the Administrative Agent a supplemental Schedule 7.12(a) to the Credit Agreement, revised to reflect Section 7.12(a) of the Credit Agreement after giving effect to this Amendment. For the avoidance of doubt, the updated Schedule 7.12(a) delivered hereunder shall only be permitted to the extent that the information disclosed on such supplemental schedule (i) does not constitute a Material Adverse Effect, and (ii) is not otherwise materially adverse to the interest of the Lenders under the Loan Documents.

(d) Representations and Warranties. The statements, representations and warranties contained in Article III below shall each be true and correct, both immediately before and after giving effect to this Amendment, and the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, addressed to it and the Lenders and certifying as to the foregoing.

(e) Costs and Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender all reasonable and documented fees, costs and expenses due and payable to them pursuant to Section 14.03 of the Existing Credit Agreement (including the Administrative Agent’s and each Lender’s reasonable and documented legal fees and out-of-pocket expenses).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 4 Effective Date, each of the following statements are true and correct:

(a) The Borrower has full power, authority and legal right to execute, deliver this Amendment and perform under this Amendment and any other Loan Document to which it is a party as amended hereby.

(b) The transactions contemplated by this Amendment, the Credit Agreement as amended hereby and the Security Agreement as amended hereby are within the Borrower’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests. This Amendment has been duly executed and delivered by the Borrower and this Amendment, the Credit Agreement as amended hereby, the Security Agreement as amended hereby and each other Loan Document to which the Borrower is a party each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect as of the Amendment No. 4 Effective Date) is required for the due execution or delivery by the Borrower of this Amendment, or performance by the Borrower of its obligations under this Amendment or each other Loan Document to which it is a party as amended hereby. The execution or delivery by the Borrower of this Amendment, or performance by the Borrower of its obligations under this Amendment or each other Loan Document to which it is a party as amended hereby, will not (i) violate or conflict with any Law in any material respect, (ii) violate or conflict with any Organic Document of the Borrower, (iii) except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or a Material Regulatory Event, violate or conflict with any Governmental Approval of any Governmental Authority, (iv) violate or result in a breach or default under any Material Agreement binding upon the Borrower that results in the termination or acceleration of such Material Agreement (or has a similar result or effect) or gives any counterparty to such Material Agreement the right to terminate or accelerate such Material Agreement (or the right to cause a similar result or effect) or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower.

(d) Both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have then occurred and be continuing, or could reasonably be expected to result from the execution, delivery and performance of this Amendment or the transactions contemplated hereby.

(e) Both immediately before and after giving effect to this Amendment:

(i) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all respects; and

(ii) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects.

ARTICLE IV

ADDITIONAL ACKNOWLEDGEMENTS, COVENANTS AND AGREEMENTS OF THE OBLIGORS

SECTION 4.01. The Borrower acknowledges, covenants and agrees as follows for all purposes of the Loan Documents (as if such acknowledgments, covenants and agreements were set forth in the Credit Agreement), and further acknowledges, covenants and agrees that any failure to perform (or other breach or default of) the following covenants or agreements shall, for all purposes hereof, the Credit Agreement and each other Loan Document, be deemed to be an Event of Default pursuant to Section 11.01(d) of the Credit Agreement:

(a) To the extent not already provided pursuant to Section 8.17(c) of the Credit Agreement, on or before February 13, 2026, (or such longer period as the Administrative Agent may agree in its sole discretion), evidence satisfactory to the Administrative Agent that all Deposit Accounts, Securities Accounts, Commodities Accounts, lockboxes or other similar accounts of each Obligor, including, without limitation, each Additional Guarantor, are Controlled Accounts (other than Excluded Accounts to the extent such Excluded Accounts are not required to be Controlled Accounts pursuant to Section 8.15(a) of the Credit Agreement).

(b) On or before February 13, 2026 (or such longer period as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received legal opinions from independent local Ohio and Missouri legal counsel to the Borrower and the other Obligors satisfactory to the Administrative Agent, each dated as of the date hereof and addressed to the Administrative Agent and the Lenders; provided that the form and substance of such opinions shall be reasonably satisfactory to the Administrative Agent on or prior to January 30, 2026.

(c) On or before January 30, 2026 (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall (i) cause each of the Subsidiaries listed on Exhibit A hereto (each, a “Joining Subsidiary” and collectively, the “Joining Subsidiaries”) to become an “Obligor” and a “Subsidiary Guarantor” under the Credit Agreement, a “Grantor” (or the equivalent thereof) under the applicable Security Document, and a “Subsidiary Party” under the Intercompany Subordination Agreement, (ii) take such action or cause each Joining Subsidiary to take such action as shall be deemed reasonably necessary or desirable by the Administrative Agent to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority Liens on substantially all of the personal property of such Joining Subsidiary as collateral security for the Obligations under the Credit Agreement, (iii) cause the parent of each Joining Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued Equity Interests of each such Joining Subsidiary for the purpose of creating and perfecting, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority Lien on such Equity Interests and (iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel (if reasonably requested by the Administrative Agent) and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 of the Credit Agreement or as the Administrative Agent shall have reasonably requested.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Governing Law; Jurisdiction; Jury Trial. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York. The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.

SECTION 5.02. Effect of this Amendment.

(a) On and after the Amendment No. 4 Effective Date, each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment.

(b) This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and each other Loan Documents. The Borrower agrees that all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and other Loan Documents shall, except as expressly set forth in this Amendment, remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document. Except as expressly amended by this Amendment, the Existing Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of the Administrative Agent or any Lender under any Loan Document or applicable Law, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5.03. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement, any other Loan Document or any Obligation thereunder.

SECTION 5.04. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

SECTION 5.05. Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.

SECTION 5.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

SECTION 5.07. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 5.08. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

NEURONETICS, INC.

By	/s/ Steven E. Pfanstiel
Name: Steven E. Pfanstiel
Title: Executive Vice President, Chief Financial Officer, and Treasurer

ADMINISTRATIVE AGENT AND MAJORITY LENDER:

PERCEPTIVE CREDIT HOLDINGS IV, LP By: PERCEPTIVE CREDIT OPPORTUNITIES
GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager